UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On May 9, 2016, LMI Aerospace, Inc. (the “Company”) issued a press release (the “Earnings Press Release”) announcing, among other things, its financial performance for the first quarter ended March 31, 2016.  The full text of the Earnings Press Release is attached as Exhibit 99.1 attached hereto and incorporated herein by reference.

As previously announced, a conference call (the "Call") to discuss the financial results will be held on Monday, May 9, 2016, at 9:00 a.m. CDT, which will be hosted by Daniel G. Korte, Chief Executive Officer, and Clifford C. Stebe, Jr., Chief Financial Officer.

The information furnished pursuant to Item 2.02 above, including the Earnings Press Release, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

During the Call on May 9, 2016, the Company will refer to a PowerPoint presentation (the"Presentation"), the content of which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The Company is also expected to discuss the Presentation on Tuesday, May 10, 2016 at the Wells Fargo Industrial Conference in New York.

The information furnished pursuant to Item 7.01 above, including the Presentation, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits. See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 9, 2016

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of earnings press release issued by the Company dated May 9, 2016.
99.2	Materials expected to be presented in quarterly earnings call on May 9, 2016 and at the Wells Fargo Industrial Conference on May 10, 2016.